Exhibit 99.2

Investor Contact
Stacy Roughan
Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Lucy Neugart
Sard Verbinnen & Co
415-618-8750

DineEquity, Inc. Extends Expiration Date of Tender Offers

GLENDALE, California, October 8, 2010 – DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, announced today that with respect to its previously announced cash tender offers (the “Tender Offers”) for any and all of the outstanding principal amount of the following notes (collectively, the “Notes”), it has extended the Expiration Date for the Tender Offers to twelve midnight (end of day), Eastern Daylight Time, on October 15, 2010, unless extended or earlier terminated by DineEquity:

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(i) the Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes with a legal maturity of December 2037 (the “Class A-2-II-A Notes”), and (ii) the Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes with a legal maturity of December 2037 (the “Class A-2-II-X Notes” and, together with the Class A-2-II-A Notes, referred to as the “Applebee’s Notes”), each issued by Applebee’s Enterprises LLC, a Delaware limited liability company, Applebee’s IP LLC, a Delaware limited liability company, and certain other entities listed as co-issuers under the indenture governing the Applebee’s Notes (collectively referred to as the “Applebee’s Issuers”); and

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(i) the Series 2007-1 Fixed Rate Term Notes with a legal maturity of March 2037 (the “IHOP 2007-1 Notes”), and (ii) the Series 2007-3 Notes with a legal maturity of December 2037 (the “IHOP 2007-3 Notes”), each issued by IHOP Franchising, LLC, a Delaware limited liability company, and IHOP IP, LLC, a Delaware limited liability company (collectively referred to as the “IHOP Issuers” and, together with the Applebee’s Issuers, referred to as the “Issuers”).

Holders who have previously validly tendered Notes do not need to retender their Notes or take any other action. Holders no longer have any right to withdraw any Notes that have been tendered or revoke any consents that have been delivered, unless DineEquity is required by law to permit withdrawal or revocation.

DineEquity, Inc.

As of 5:00 p.m., Eastern Daylight Time, on October 8, 2010 (the previous expiration date), the principal amount of each class or series of the Notes validly tendered and not validly withdrawn by the holders is set forth in the table below:

Notes	Outstanding Principal Amount	Aggregate Principal Amount of Valid Tenders Received	Percent of Outstanding Principal Amount Tendered	Tender Offer Consideration (1)(2)	Early Tender Premium (1)	Total Consideration (1)(2)(3)
Class A-2-II-A Notes	$599,039,417	$533,655,431	89.1%	$985	$30	$1,015
Class A-2-II-X Notes	$366,072,309	$366,072,309	100%	$985	$30	$1,015
IHOP 2007-1 Notes	$175,000,000	$170,800,000	97.6%	$1,020	$30	$1,050

Notes	Outstanding Principal Amount	Aggregate Principal Amount of Valid Tenders and Consents Received	Percent of Outstanding Principal Amount Tendered	Tender Offer Consideration (1)(2)	Consent Payment (1)	Total Consideration (1)(2)(4)
IHOP 2007-3 Notes	$245,000,000	$186,920,000	76.3%	$1,045	$30	$1,075

(1)	Per $1,000 principal amount of the Notes.
(2)	Does not include accrued but unpaid interest that will be paid on the Notes validly tendered and not validly withdrawn and accepted for purchase.
(3)	For Applebee’s Notes or IHOP 2007-1 Notes that were validly tendered and not validly withdrawn prior to 5:00 p.m., Eastern Daylight Time on September 23, 2010 and that are accepted for purchase.
(4)	For IHOP 2007-3 Notes that were validly tendered and not validly withdrawn prior to 5:00 p.m., Eastern Daylight Time on September 23, 2010 and that are accepted for purchase.

Subject to the terms and conditions of the respective Tender Offers and of the consent solicitation relating to the IHOP 2007-3 Notes (the “Consent Solicitation”), holders who validly tendered and did not validly withdraw their Notes prior to 5:00 p.m., Eastern Daylight Time, on September 23, 2010 (the “Early Deadline”) will receive the applicable Total Consideration set forth above. Subject to the terms and conditions of the respective Tender Offers and of the Consent Solicitation, holders who validly tender their Notes after the Early Deadline but prior to the expiration of the Tender Offers and the Consent Solicitation, will receive only the applicable Tender Offer Consideration set forth above, excluding any Early Tender Premium or any Consent Payment as described above.

The results announced today are preliminary and subject to verification by the depositary. The final number of Notes accepted for purchase and to be purchased will be announced as soon as practicable following the expiration of the Tender Offers and the Consent Solicitation.

DineEquity, Inc.

The Tender Offers and the Consent Solicitation are subject to certain conditions, including (i) the arrangement of new debt financing to fund the Tender Offers and the Consent Solicitation and the related transactions, (ii) the consummation of the tender offers for each of the classes or series of Notes, (iii) receipt of valid tenders of at least a minimum principal amount of Notes as set forth in the applicable Offer to Purchase, with respect to the Applebee’s Notes and the IHOP 2007-1 Notes, and the Offer to Purchase and Consent Solicitation Statement, with respect to the IHOP 2007-3 Notes, (iv) solely with respect to the IHOP 2007-3 Notes, receipt of valid tenders of IHOP 2007-3 Notes and deliveries of related consents from holders of more than 50% of the aggregate outstanding principal amount of the IHOP 2007-3 Notes (excluding any IHOP 2007-3 Notes owned by the Issuers or any other obligor upon the IHOP 2007-3 Notes or any affiliate of any of them and any IHOP 2007-3 Notes held in any accounts with respect to which International House of Pancakes, Inc. or any affiliate thereof exercises discretionary voting authority), and (v) other customary conditions. Based on the preliminary results, and subject to the other conditions of the Tender Offers and the Consent Solicitation, the number of Notes validly tendered and not validly withdrawn, and consents validly delivered and not validly revoked, prior to the Early Deadline would satisfy conditions (iii) and (iv), respectively, listed above. In addition, DineEquity previously announced the pricing of, and execution of agreements with respect to, new debt financing that if consummated would satisfy condition (i) above.

Barclays Capital and Goldman, Sachs & Co. are acting as the joint dealer managers and, solely with respect to the IHOP 2007-3 Notes, as the joint solicitation agents; Global Bondholder Services Corporation is acting as the information agent; and Wells Fargo Bank, National Association is acting as depositary in connection with the Tender Offers and the Consent Solicitation. Copies of the materials relating to the Tender Offers and the Consent Solicitation may be obtained from the information agent at (866) 470-4300 (toll free) or (212) 430-3774. Additional information concerning the terms of the Tender Offers and the Consent Solicitation may be obtained by contacting Barclays Capital at (800) 438-3242 (U.S. toll free) or (212) 528-7581 (collect) or Goldman, Sachs & Co. at (800) 828-3182 (U.S. toll free) or (212) 902-5128 (collect).

This news release is for informational purposes only shall not constitute an offer to purchase or the solicitation of an offer to sell or a solicitation of consents with respect to the Notes. The Tender Offers and the Consent Solicitation may only be made in accordance with the terms of and subject to the conditions specified in the applicable Offer to Purchase and the related Letter of Transmittal, with respect to the Applebee’s Notes and the IHOP 2007-1 Notes, and the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, with respect to the IHOP 2007-3 Notes, in each case dated September 10, 2010, which more fully set forth the terms and conditions of each tender offer and of the Consent Solicitation, as applicable. The Tender Offers and the Consent Solicitation are not being made to the holders of the Notes in any jurisdiction where the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Except for the extension of the Expiration Date, all other terms and conditions of the Tender Offers and the Consent Solicitation remain unchanged.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With nearly 3,500 restaurants combined, DineEquity is the largest full-service restaurant company in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

DineEquity, Inc.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the ability to consummate the Tender Offers and the Consent Solicitation, including satisfying the conditions thereto and obtaining financing to fund the Tender Offers and the Consent Solicitation; the implementation of DineEquity, Inc.’s (the “Company”) strategic growth plan; the availability of suitable locations and terms for sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with the Company’s indebtedness; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; potential litigation and associated costs; continuing acceptance of the International House of Pancakes (“IHOP”) and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.